Exhibit 10.4

IRON MOUNTAIN INCORPORATED

EXECUTIVE DEFERRED COMPENSATION PLAN

FOURTH AMENDMENT TO 2008 RESTATEMENT

Iron Mountain Incorporated (the “Company”) hereby further amends the Iron Mountain Incorporated Executive Deferred Compensation Plan, as most recently amended and restated as of January 1, 2008 and as previously amended (the “Plan”), effective immediately.

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1.                                      Section 5.8 of the Plan shall be amended by adding the following sentence at the end thereof:

Provided that the applicable revocation period under any release required by the Company has expired before any payment and within the sixty-day period following the Participant’s Retirement, Disability or Other Termination of Employment, subject to the delayed payment rule of Section 6.3 payment shall be made on the sixtieth day following the Retirement, Disability or Other Termination of Employment but may be made earlier to the extent consistent with the terms of the Plan and Section 409A of the Code.

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2.                                      Except as hereinabove specifically amended, all provisions of the Plan, as previously amended, shall continue in full force and effect; provided, however, that the Company hereby reserves the power from time to time to further amend the Plan.

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IN WITNESS WHEREOF, the Company has caused this Fourth Amendment to 2008 Restatement to be executed in its name and on its behalf this 17th day of December, 2012.

IRON MOUNTAIN INCORPORATED

By:	/s/ Annie Drapeau